GOTTBETTER & PARTNERS, LLP
                               488 Madison Avenue
                            New York, New York 10022

April 7, 2005

To Board of Directors
Optionable, Inc.

Re:   Optionable, Inc.
      Registration Statement on Form SB-2 (File No. 333-121543)

Gentlemen:

We are acting as special counsel to Optionable, Inc., a Delaware corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Act"), a Registration Statement on Form SB-2 (the "Registration Statement"), relating to the offer and sale pursuant to the Registration Statement, by the Selling Stockholders identified in the Registration Statement, of up to 31,431,026 shares of common stock, par value $0.0001 per share of the Company ("Common Stock"), in connection with the following:

      a) 30,131,026 shares of Common Stock to be offered by the Selling Stockholders; and

      b) 1,300,000 shares of Common Stock issuable upon exercise of Common Stock purchase warrants issued to the selling stockholders.

You have requested our opinion as to the matters set forth below in connection with the issuance or proposed issuance of the Common Stock. For purposes of rendering this opinion, we are familiar with the Registration Statement, and we have examined the Company's Certificate of Incorporation, as amended to date, the Company's Bylaws, as amended to date, and corporate actions of the Company that provide for the issuances of the Common Stock. We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as we have deemed necessary or appropriate for the purpose of this opinion. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on statements of an officer of the Company. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

Based upon and subject to the foregoing, it is our opinion that the shares of Common Stock

      a)    to be offered by selling stockholders are, and

      b) issuable upon exercise of the Company's Common Stock purchase warrants, when issued in the manner described in the Registration Statement, will be
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duly authorized for issuance by the Company , validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations thereunder.

Very truly yours,

Gottbetter & Partners, LLP